Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Trio-Tech International
Van Nuys, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-38082, Form No. 333-147817, Form S-8 No. 171569, Form S-8 No. 333-193515 and Form S-8 No. 222920 of Trio-Tech International of our report dated September 23, 2019, relating to the consolidated financial statements which appear in this Form 10-K.

Mazars LLP
PUBLIC ACCOUNTANTS
AND CHARTERED ACCOUNTANTS

/s/ Mazars LLP

Singapore
September 23, 2019